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Contact:	PSS World Medical
Investor Relations
904-332-3287

PSS WORLD MEDICAL ANNOUNCES CLOSING OF OFFERING
OF $250 MILLION OF SENIOR NOTES

JACKSONVILLE, Fla., Feb. 24, 2012—PSS World Medical, Inc. (Nasdaq:PSSI) announced today the closing of its private offering of $250 million aggregate principal amount of 6.375% senior notes due 2022.  The notes bear interest at a rate of 6.375% per annum and were issued at a price of 100% of their principal amount.

The Company intends to use a portion of the net proceeds from the offering to repay borrowings under its credit facility and to partially pre-fund the repayment of its 3.125% convertible notes due 2014 and for general corporate purposes, including potential repurchases of common stock and acquisitions.

The notes were offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes.

About PSS World Medical

PSS World Medical, Inc. markets and distributes medical products to physicians, elder care providers and alternate-site healthcare providers throughout the United States.  Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused approach to customer service and operational excellence.  The Company’s stated purpose is to strengthen the clinical success and financial health of caregivers by solving their biggest problems.

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Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic and political conditions; our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our and our customers’ businesses are subject to numerous federal, state and foreign laws and regulations that could impact our and their financial condition and results of operations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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